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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Bondi Software, Inc. Employee Stock Option Plan, as amended, of our report dated February 1, 2000, with respect to the consolidated financial statements and schedule of SilverStream Software, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP


Boston, Massachusetts
December 14, 2000